EXHIBIT 10.23

March 3, 2015

Strictly Private and Confidential

Mr. Hojabr Alimi

Chief Executive Officer

Ruthigen, Inc.

2455 Bennett Valley Rd., Suite C116

Santa Rosa, California 95404

Dear Hojabr:

This letter agreement (the “Agreement”) documents an oral understanding discussed by the parties in February, 2015, is binding upon each of the parties and shall include all arrangements and agreements pursuant to which Dawson James Securities, Inc. (“Dawson”) is or has been engaged by Ruthigen, Inc. (together with its subsidiaries and affiliates, the “Company”) on a non-exclusive basis to introduce the Company to potential Transaction Parties (as defined below) in connection with a potential Transaction (as defined below).

For purposes of this Agreement, “Transaction” shall be defined as the Company’s proposed merger with Pulmatrix, Inc (“Pulmatrix”) and as described in the agreements, (collectively the “Merger Agreements”) by and between Ruthigen and Pulmatrix and related parties. The parties to this Agreement understand and agree that Dawson has or will receive separate consideration from other persons or entities for the introduction of Oculus Innovative Sciences, Inc. to investors in connection with transactions not involving the Company, and that the consideration paid or payable to Dawson in connection therewith shall not serve to reduce the Fees payable to Dawson under this Agreement.

The terms of this engagement are as follows:

1.	Introductory Services. In connection with a proposed Transaction, Dawson has and will provide the Company with strategic advice and assistance (the “Services”), including, the introduction of the Company to Transaction Parties. The scope of Dawson’s engagement shall be limited to those matters expressly set forth in this Agreement.

2.	Compensation & Expense Reimbursement. As compensation for the services provided hereunder, the Company agrees to pay Dawson the following fees and expenses:

(a)	Upfront Fee: There shall be no fee payable by the Company upon signing of this Agreement.

(b)	Success Fee: A fee payable upon completion of a Transaction (the “Success Fee”) equal to 340,000 shares of the Company’s Common Stock, free and clear of any lien or encumbrance created by company. The parties acknowledge and agree that the Success Fee has been earned and is payable only upon closing of the Transaction. The Company covenants that the Transaction will not be closed unless contemporaneous with such closing the Success Fee is paid to Dawson. The shares of Company Common Stock comprising the Success Fee will be subject to restrictions on resale set forth in a Lock-Up And Leak-Out Agreement, the form of which is annexed hereto as Schedule B.

Ruthigen, Inc.

March 3, 2015

Under no circumstances is the Company obligated to consider, review or engage in discussions in connection with any proposed Transaction, nor is Company obligated to enter into any agreement or consummate any Transaction. Anything to the contrary herein notwithstanding it is understood and agreed that Dawson will receive the Success Fee only connection with a consummated Transaction.

All amounts owing to Dawson hereunder shall be the joint and several liability of the Company and each of its subsidiaries. No amounts paid or payable to Dawson or any of its affiliates under this Agreement shall be credited against any other amounts paid or payable to Dawson except as otherwise expressly stated in this Agreement. The Company’s obligation to pay any fee set forth in this Agreement shall be absolute and unconditional and shall not be subject to reduction by way of setoff, recoupment or counterclaim.

3.	Representations. Dawson represents that it is acquiring the Success Fee for investment for its own account and not with a view towards, or for resale in connection with any distribution thereof. Dawson understands that the Success Fee has not been registered under applicable state or federal securities laws, and is receiving the Success Fee pursuant to an exemption from the registration requirements of the Securities Act.

4.	Other Matters. Dawson has and will treat confidentially non-public information concerning the Company, its business and any Transaction that the Company discloses to Dawson in connection with this engagement for a period from the date of this Agreement to the date which is eighteen (18) months from the date of termination or expiration of this Agreement and, except as otherwise required by law, rule, regulation (including, but not limited to, regulations or rules of any governmental agency or self-regulatory agency with appropriate jurisdiction) or legal process, Dawson will not disclose such information to a third party without the Company’s consent, which consent shall not be unreasonably withheld.

The Company agrees that any press release it may issue announcing a Transaction will, at Dawson’s request, contain a reference to Dawson’s role in connection with any Transaction in form and substance satisfactory to Dawson. The Company agrees that, after the public announcement of a Transaction which, if consummated, would give rise to a Success Fee under this Agreement, Dawson may, at its option, publish a notice or other form of advertising referring to such Transaction and Dawson in such form, in such media and at such times as Dawson reasonably deems appropriate, consistent with its customary practices.

The Company recognizes that Dawson has been retained only by the Company and that its engagement is not deemed to be on behalf of, and is not intended to confer or bestow the status of third-party beneficiary rights upon, any security holder, director, officer or employee or creditor of the Company, or any person or entity not a party hereto as against Dawson or any of its affiliates, their respective partners, directors, officers, agents and employees, their respective affiliates or each other person or entity, if any, controlling Dawson or any of its affiliates. Unless otherwise expressly stated in writing by Dawson, no advice rendered to the Company during the course of the engagement hereunder shall constitute a recommendation to any other party. No one other than the Company is authorized to rely upon the engagement of Dawson or any statements or any conduct by Dawson. Moreover, it is acknowledged that the relationship of Dawson to the Company is that of an independent contractor, that the obligations and responsibilities of Dawson are solely to the Company, that the obligations and responsibilities of Dawson to the Company are limited to those specifically set forth in this Agreement, and that Dawson, by entering into this Agreement and satisfying its obligations hereunder, does not assume any fiduciary duties with respect to the Company, or the Company’s Board of Directors, officers, management, employees, security holders or creditors. All decisions made with respect to any Transactions undertaken by the Company, whether or not consistent with advice rendered by Dawson, shall be those of the Company. Notwithstanding anything herein to the contrary, it is understood that Dawson is not undertaking to provide any legal, regulatory, accounting or tax advice in connection with its engagement hereunder, and the Company shall rely solely upon its own experts for such matters.

Ruthigen, Inc.

March 3, 2015

As further consideration under this Agreement, the Company shall indemnify and hold harmless the Indemnified Persons (as defined in Schedule A) in accordance with Schedule A attached hereto. The terms and provisions of Schedule A are incorporated herein by reference, constitute an integral part of this Agreement and shall survive any termination or expiration of this Agreement.

The Company acknowledges that Dawson and its subsidiaries and affiliates (collectively, the “Dawson Group”) are a full service financial institution and involved in a wide range of investment banking and other activities from which conflicting interests, or duties, may arise. The Dawson Group has implemented procedures designed to prevent (when appropriate to prevent) the dissemination of non-public information between departments, and these procedures have been implemented to permit continuation of the routine activities of these departments regardless of the activities, or knowledge, of the other departments. Accordingly, knowledge of the confidential information by personnel of one department will not be imputed to personnel of other departments not in actual possession of such confidential information. Information that is held elsewhere within the Dawson Group, but of which none of the individuals in the Dawson Group’s investment banking department providing the services contemplated by this Agreement actually has knowledge, will not for any purpose be taken into account in determining the Dawson Group’s responsibilities to the Company under this Agreement. The Dawson Group will not have any duty to disclose to the Company or any other party, or utilize for the Company’s benefit, any non-public information acquired in the course of providing services to any other person or entity engaging in any transaction (on its own account or otherwise) or otherwise. In addition, in the ordinary course of business, the Dawson Group may trade the securities of the Company and of potential participants in any Transaction for its own account and for the accounts of customers, and may at any time hold a long or short position in such securities. The Company acknowledges that from time to time the Dawson Group’s research department may publish research reports or other materials, the substance and/or timing of which may conflict with the views or advice of the members of the Dawson Group’s investment banking department, which reports or materials may have an adverse effect on the Company’s interests in connection with any Transaction or otherwise.

By signing this Agreement, the Company expressly acknowledges that Dawson does not guarantee, warrant or otherwise provide assurance that the Company will be able to implement or consummate any Transaction contemplated herein, or achieve any other result.

Ruthigen, Inc.

March 3, 2015

Dawson’s engagement under this Agreement will run from the date hereof until the earlier of (i) nine months following the date hereof, (ii) the consummation of a Transaction or (iii) until terminated in accordance with the following sentence. Either Dawson or the Company may terminate this Agreement and the engagement contemplated hereby, with or without cause, at any time upon 30 days advance written notice to the other party. Upon termination, this Agreement shall have no further force or effect except that: (i) any fee earned (or deemed to have been earned) or payable pursuant to Section 2 as of the effective date of termination shall be paid in accordance with the terms of this Agreement; (ii) if the Company terminates this Agreement and if either (A) the Company shall consummate (or terminate, as applicable) a Transaction within six (6) months following such termination, and/or (B) the Company shall enter into a definitive agreement with respect to a Transaction within six (6) months following such termination, and in case of either (A) or (B) with a party introduced to the Company by Dawson during the term of this Agreement, and with whom the Company or its subsidiaries and affiliates has not previously engaged or was otherwise known to the Company or its subsidiaries and affiliates, then the Company shall pay Dawson the Success Fee upon consummation of such Transaction; (iii) the indemnity, contribution and other provisions as contained in Schedule A shall continue in full force and effect and shall survive any termination of this Agreement; and (v) the representations, warranties and covenants contained in this Agreement shall survive any completion or termination of this engagement.

Any right to trial by jury with respect to any claim or action arising out of this Agreement or conduct in connection with the engagement is hereby waived by the parties hereto and their affiliates. This Agreement, including Schedule A attached hereto, shall be deemed made in Florida. This Agreement, together with Schedule A attached hereto, and any controversies arising from or related to performance under this Agreement and Schedule A attached hereto shall be governed by the laws of the State of Florida, without regard to such State’s rules concerning conflicts of laws. All controversies arising from or related to performance under this Agreement and Schedule A attached hereto shall be adjudicated in State or Federal court within Palm Beach County.

Dawson may not assign its rights and obligations under this Agreement.

Each of the parties hereto represents that it has all requisite power and authority to enter into this Agreement including Schedule A and that this Agreement including Schedule A has been duly and validly authorized by all necessary action on its part, has been duly executed and delivered by such party and constitutes a legal, valid and binding agreement of such party, enforceable in accordance with its terms.

If any term, provision, covenant or restriction contained in this Agreement, including in Schedule A, is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement, including in Schedule A, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Ruthigen, Inc.

March 3, 2015

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To the Company:

Ruthigen, Inc.

2455 Bennett Valley Rd.; #C116

Santa Rosa, CA 95404

Attn: Hojabr Alimi

halimi@ruthigen.com

To Dawson:

Dawson James Securities, Inc.

[ADDRESS]

[ADDRESS]

[Email or Fax Number]

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

This Agreement, including Schedule A attached hereto, embodies the entire agreement and understanding of the parties hereto regarding the matters provided for herein, and supersedes any and all prior agreements, arrangements and understandings relating to such matters. No alteration, waiver, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing and signed by a duly authorized representative of each party.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

*          *          *

Ruthigen, Inc.

March 3, 2015

Dawson is pleased to accept this engagement and looks forward to working with the Company on this important matter. Please confirm that you agree to be bound by this Agreement by signing and returning to Dawson the enclosed duplicate of this Agreement.

Very truly yours,
DAWSON JAMES SECURITIES, Inc.

By:
		Name:	Robert Keyser
		Title:	Chief Executive Officer

Accepted and Agreed to:
RUTHIGEN, INC.

By:
Name:	Hojabr Alimi
Title:	Chief Executive Officer

SCHEDULE A

Reference is hereby made to the engagement letter to which this Schedule A is annexed (the “Agreement”) among Dawson and the Company. Unless otherwise defined herein, all capitalized terms used in this Schedule A shall have the meanings ascribed to them in the Agreement.

The Company agrees to indemnify and hold harmless Dawson and its affiliates, and each of their respective owners, security holders, directors, officers, managers, members, parents, partners, counsel, agents and employees, and each other person or entity, if any, controlling Dawson or any of its affiliates (collectively, “Indemnified Persons”) from and against any losses, claims, damages, liabilities (joint or several) and expenses (collectively, “Losses”) related to or arising out of or in connection with the Agreement, Dawson’s services under the Agreement, any Transaction, occurrence or obligation contemplated by the Agreement, or any Indemnified Person’s role in connection therewith arising out of or in connection with materially false statements or materially false information provided by the Company to Indemnified Persons.

The Company further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or the Company’s owners, security holders, creditors, directors, officers, managers, members, parents, partners, counsel, agents, employees, subsidiaries or affiliates related to or arising out of or in connection with the Agreement, Dawson’s services under the Agreement, any Transaction, occurrence or obligation contemplated by the Agreement, or any Indemnified Person’s role in connection therewith, except to the extent that such liability is found by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person (other than an action or failure to act undertaken at the request or with the consent of the Company).

The Company further agrees to reimburse each Indemnified Person for all expenses (including, but not limited to, fees and disbursements of in-house or outside counsel, and expenses incurred in connection with responding to third party subpoenas) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or settling any action, claim, suit, investigation, inquiry, arbitration or other proceeding relating to, or enforcing the terms of, this Schedule A or the Agreement (each, an “Action”), whether or not pending or threatened and whether or not any Indemnified Person is a party to any such Action.

Notwithstanding the foregoing, the Company shall not be liable to an Indemnified Person for any Losses to the extent that a court of competent jurisdiction shall have determined by final non-appealable judgment that such Losses resulted solely from the gross negligence or willful misconduct of such Indemnified Person (other than an action or failure to act undertaken at the request or with the consent of the Company).

If any indemnification or reimbursement sought pursuant to this Schedule A were for any reason (by judicial determination or otherwise) not to be available to any Indemnified Person or insufficient to satisfy all Losses of such Indemnified Person, in each case, as and to the extent contemplated by this Schedule A, then the Company, in lieu of indemnifying or reimbursing such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person with respect to such Losses (including, but not limited to, expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Dawson, on the one hand, and the Company, on the other hand, of the engagement under the Agreement, or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i), but also the relative fault of each of Dawson and the Company, as well as any other relevant equitable considerations; provided that in no event shall Dawson’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Dawson under the Agreement (and in no event shall it include amounts received by Dawson as reimbursement of expenses). For the purposes of this Schedule A, the relative benefits to Dawson and the Company of the Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or its security holders, as the case may be, in the Transactions that are contemplated by the Agreement, whether or not any such Transaction is consummated, bears to (b) the fees paid or to be paid to Dawson under the Agreement. For the purposes of this Schedule A, the relative fault of Dawson and the Company will be determined by reference to such party’s or person’s or entity’s knowledge, access to information and opportunity to prevent or correct any misstatement, omission, misconduct or breach of duty. Dawson and the Company agree that it would not be just and equitable if contribution were determined by any other method of allocation which does not take account of the equitable considerations referred to above.

A-1

In the event an Indemnified Person appears as a witness, gives deposition or other testimony, or responds to discovery in any action brought against the Company in which an Indemnified Person is not named as a defendant, the Company agrees to reimburse such Indemnified Person for all expenses incurred by such Indemnified Person and time expended by it in connection therewith.

The obligations of the Company hereunder shall be in addition to any liability which the Company may otherwise have to any Indemnified Person (whether in common law or otherwise) and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or any Indemnified Person.

The Company shall not settle or compromise, or consent to the entry of any judgment in, or otherwise seek to terminate, any pending or threatened Action in which any Indemnified Person is or may be a party unless (i) such Indemnified Person has given its prior written consent; or (ii) such settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

Solely for the purpose of enforcing this Schedule A, the Company hereby consents to personal jurisdiction and to service and venue in any court in which any Action or claim which is subject to this Schedule A is brought by or against any Indemnified Person. Dawson hereby agrees, and the Company hereby agrees on its own behalf and, to the extent permitted by applicable law, on behalf of its security holders and creditors, to waive any right to trial by jury with respect to any claim, counter-claim or action related to or arising out of or in connection with the Agreement, Dawson’s services under the Agreement, any Transaction, occurrence or obligation contemplated by the Agreement, or any Indemnified Person’s role in connection therewith.

The provisions of this Schedule A shall apply to the Agreement (including, but not limited to, any related activities prior to the date hereof) and any modification or amendment thereof, and shall remain in full force and effect regardless of (i) whether or not any Transactions or services contemplated by the Agreement are initiated or consummated; (ii) any termination, completion or expiration of the Agreement; and (iii) whether or not Dawson is called upon to render any particular services or advice in the course of its engagement under the Agreement.

A-2